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                                                                   EXHIBIT 23.8
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                        INDEPENDENT AUDITORS' REPORT
                        -----------------------------


The Stockholders
Videosmith Incorporated:


We consent to the inclusion of our report dated March 11, 1994, with respect to the balance sheets of Videosmith Incorporated as of January 29, 1994 and January 31, 1993, and the related statements of operations and retained earnings and cash flows for the years then ended, which report appears in the Form S-1 of West Coast Entertainment Corporation and to the reference to our firm under the heading "Experts" in the prospectus.




                                                KPMG Peat Marwick LLP

Boston, Massachusetts
August 9, 1996